EXHIBIT 4.1

                              CERTIFICATE OF TRUST


            The undersigned, the trustees of Travelers Capital I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. ss. 3810, hereby certify as follows:

            (a) The name of the business trust being formed hereby (the "Trust") is "Travelers Capital I."

            (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

            Chase Manhattan Bank Delaware
            1201 Market Street
            Wilmington, Delaware  19801

            (c) This Certificate of Trust shall be effective as of the date of filing.

Dated:  September 19, 1996

                                         /s/ Heidi G. Miller
                                   _____________________________________________
                                   Name: Heidi G. Miller, as Regular Trustee

                                         /s/ Irwin Ettinger
                                   _____________________________________________
                                   Name: Irwin Ettinger, as Regular Trustee


                                   CHASE MANHATTAN BANK DELAWARE,
                                   as Trustee


                                   By:        /s/ John Cashin
                                       _________________________________________
                                       Name:  John Cashin
                                       Title: Senior Trust Officer


                                       21